Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

x
In re	:	Chapter 11
:
ALLEGIANCE TELECOM, INC., et al.,	:
	:	Case No. 03-13057 (RDD)
Debtors.	:
	:	(Jointly Administered)
:
:
x

FINDINGS OF FACT, CONCLUSIONS OF LAW,

AND ORDER CONFIRMING DEBTORS’ THIRD

AMENDED JOINT PLAN OF REORGANIZATION PURSUANT

TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE

1.                                      Allegiance Telecom, Inc. and its direct and indirect subsidiaries, as debtors and debtors in possession (collectively, the “Debtors” or “Allegiance”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) on May 14, 2003 (the “Commencement Date”);

2.                                      On March 18, 2004, the Debtors filed the Debtors’ Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code, which was subsequently modified and amended and is now the Debtors’ Third Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, dated June 8, 2004, attached hereto as Exhibit A (as the same may be subsequently modified and amended, and as modified hereby, the “Plan”);

3.                                      The Debtors filed with the Bankruptcy Court their Second Amended Disclosure Statement for Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, dated April 22, 2004 (as the same may be subsequently modified and amended, the “Disclosure Statement”), which was approved by the Bankruptcy Court pursuant to that certain order, dated April 22, 2004 (the “Solicitation Procedures Order”);

4.                                      The Debtors distributed the Plan and the Disclosure Statement to all Holders of

Claims against the Debtors in Classes 4 and 5, together with a Solicitation of votes to accept or reject the Plan, beginning on or about April 29, 2004, consistent with the Solicitation Procedures Order;(1)

5.                                      On May 28, 2004, the Debtors filed various documents comprising the Plan Supplement (the “Plan Supplement”);

6.                                      On June 7, 2004, the Debtors filed certain amendments to the Plan Supplement;

7.                                      On June 6, 2004, Debtors filed their Memorandum of Law in Support of Confirmation of the Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of Bankruptcy Code (the “Plan Confirmation Brief”), together with the Affidavit of Mark Tresnowski (the “Tresnowski Affidavit”) as an exhibit thereto in support of the Plan Confirmation Brief.  On June 7, 2004, the Debtors filed certain additional exhibits in support of the Plan Confirmation Brief (collectively, the “Confirmation Support Exhibit”);

8.                                      The Bankruptcy Court set June 7, 2004, at 10:00 a.m., prevailing Eastern Time, as the date and time of a hearing pursuant to Rules 3017 and 3018 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) and sections 1126, 1128 and 1129 of the Bankruptcy Code to consider confirmation of the Plan (the “Confirmation Hearing”).  The Confirmation Hearing commenced on that date and was continued to June 8, 2004, at the close of which hearing the Court ruled that it would confirm the Plan under section 1129 of the Bankruptcy Code.  At the Confirmation Hearing the Court admitted the proffer of three witness in support of the Plan, without objection; the Court also considered the representations of various

(1)          Capitalized terms not defined herein and not otherwise defined in the Plan Confirmation Brief shall have those meanings ascribed to them in the Plan.  The rules of interpretation set forth in Article I of the Plan shall apply to these Findings of Fact, Conclusions of Law and Confirmation Order (this “Confirmation Order”).  If there is any direct conflict between the terms of the Plan, the Plan Supplement and the terms of this Confirmation Order, the terms of this Confirmation Order shall control.  If there is any inconsistency between the terms of the Purchase Agreement and the terms of this Confirmation Order, the terms of the Purchase Agreement shall control.

counsel directly involved in negotiating the Compromise and Settlement under the Plan as well as in negotiating the resolution of various objections to the Plan;

9.                                      Objections to confirmation of the Plan have been filed, and each such objection has been resolved, withdrawn or overruled;

10.                                The Bankruptcy Court has reviewed the Plan, the Disclosure Statement, the Plan Confirmation Brief, the Tresnowski Affidavit, the Confirmation Support Exhibit, the Plan Supplement, the Debtors’ Response to Objections to Confirmation of Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (the “Debtors Response”) and the Official Committee of Unsecured Creditors’ Memorandum of Law in Support of Confirmation of Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (the “Committee Confirmation Brief”), and all filed pleadings, exhibits, statements and comments regarding confirmation; the Bankruptcy Court having heard the statements of counsel in respect of confirmation; the Bankruptcy Court having considered all testimony, documents and affidavits regarding confirmation;

11.                                This Confirmation Order is divided into two parts: (I) Findings of Fact and Conclusions of Law and (II) the Confirmation Order;

12.                                After due deliberation thereon and good cause appearing therefore, the Bankruptcy Court hereby makes and issues the following Findings of Fact, Conclusions of Law and Orders:(2)

(2)          This Confirmation Order constitutes the Bankruptcy Court’s findings of fact and conclusions of law under Fed. R. Civ. P. 52, as made applicable by Bankruptcy Rules 7052 and 9014.  Any and all findings of fact shall constitute findings of fact even if they are stated as conclusions of law, and any and all conclusions of law shall constitute conclusions of law even if they are stated as findings of fact.

I.

FINDINGS OF FACT AND CONCLUSIONS OF LAW

A.                                    Jurisdiction and Venue

On the Commencement Date, each Debtor commenced a chapter 11 case by filing a voluntary petition for relief under chapter 11 of the Bankruptcy Code (collectively, the “Chapter 11 Cases”).  The Debtors were and are qualified to be debtors under section 109 of the Bankruptcy Code.  Venue in the Southern District of New York was proper as of the Commencement Date and continues to be proper as of the date hereof.  Confirmation of the Plan is a core proceeding under 28 U.S.C. § 157(b)(2).  The Bankruptcy Court has subject matter jurisdiction over this matter pursuant to 28 U.S.C. § 1334; and the Bankruptcy Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

B.                                    Modifications to the Plan

The modifications to the Plan are consistent with all of the provisions of the Bankruptcy Code, including, but not limited to, sections 1122, 1123, 1125 and 1127 of the Bankruptcy Code. The modifications to the Plan are hereby approved, pursuant to section 1127(a) of the Bankruptcy Code.

C.                                    Solicitation Procedures Order

On April 22, 2004, the Bankruptcy Court entered the Solicitation Procedures Order that, among other things: (a) approved the Disclosure Statement as containing adequate information within the meaning of section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017; (b) fixed June 1, 2004 as the Voting Deadline for voting to accept or reject the Plan; (c) fixed June 7, 2004, at 10:00 a.m., prevailing Eastern Time, as the date and time for the commencement of the Confirmation Hearing; (d) fixed June 1, 2004, as the deadline for objecting to the Plan; (e) approved the form and method of notice of the Confirmation Hearing (the “Confirmation Hearing Notice”) and (f) fixed April 23, 2004 as the Voting Record Date.

D.                                    Publication of Confirmation Hearing Notice

The Debtors published the Confirmation Hearing Notice once each in the national editions of The Wall Street Journal and The New York Times, both on May 7, 2004.

E.                                      Voting Report

Prior to the Confirmation Hearing the Debtors filed reports with the Bankruptcy Court certifying the method and results of the Ballot tabulation for each of the voting Classes to accept or reject the Plan (collectively, the “Voting Report”); at the Confirmation Hearing the Court granted the Debtors’ motion under Bankruptcy Rule 3018(a) to change three ballots of creditors who had resolved their claims and objections to the Plan, which ruling was confirmed by an order entered on June 10, 2004.

All procedures used to distribute Solicitation materials to the applicable Holders of Claims and to tabulate the Ballots were fair and conducted in accordance with the Solicitation Procedures Order, the Bankruptcy Code, the Bankruptcy Rules, the local rules of the Bankruptcy Court for the Southern District of New York (the “Local Bankruptcy Rules”), and all other applicable rules, laws and regulations.

As evidenced by the Voting Report, pursuant to sections 1124 and 1126 of the Bankruptcy Code, both Impaired Classes entitled to vote on the Plan have voted overwhelmingly to accept the Plan.

F.                                      Judicial Notice

The Bankruptcy Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Court and/or its duly appointed agent, including, without limitation, all pleadings and other documents on file, all orders entered, and all evidence (that was not subsequently withdrawn) and arguments made, proffered or adduced at the hearings held before the Bankruptcy Court during the pendency of the Chapter 11 Cases.  The Bankruptcy Court admits into evidence the Tresnowski Affidavit and the documents listed in the Confirmation Support Exhibit.  Resolutions of objections to confirmation explained on the record at the Confirmation Hearing are hereby incorporated by reference.

G.                                    Transmittal and Mailing of Materials; Notice

Due, adequate and sufficient notice of the Disclosure Statement and Plan and of the Confirmation Hearing, along with all deadlines for voting on or objecting to the Plan, has been given to (a) all known creditors and Holders of Equity Interests; (b) parties that requested notice in accordance with Bankruptcy Rule 2002; (c) all parties to unexpired leases and executory contracts with the Debtors; and (d) all taxing authorities listed on the Debtors’ Schedules or in the Debtors’ Claims database, in accordance with the procedures set forth in the Solicitation Procedures Order and in substantial compliance with Bankruptcy Rules 2002(b), 3017 and 3020(b), and such transmittal and service were adequate and sufficient. Adequate and sufficient notice of the Confirmation Hearing, as continued from time-to-time, and other bar dates and hearings described in the Solicitation Procedures Order was given in compliance with the Bankruptcy Rules and Solicitation Procedures Order and no other or further notice is or shall be required.

H.                                    Burden of Proof

The Debtors, as proponents of the Plan, have met their burden of proving the elements of section 1129 of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard in the Bankruptcy Court.  The Bankruptcy Court also finds that the Debtors have satisfied the elements of section 1129 of the Bankruptcy Code by clear and convincing evidence.

I.                                         The Plan Complies with the Applicable Provisions of the Bankruptcy Code

The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) of the Bankruptcy Code, including, without limitation, sections 1122 and 1123 of the Bankruptcy Code.

1.                                      The Plan Satisfies the Classification Requirements of Section 1122 of the Bankruptcy Code By Placing Only Substantially Similar Claims or Equity Interests in Each Class

The classification of Claims and Equity Interests under the Plan is proper under the Bankruptcy Code.  Pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code, Article III of the Plan provides for the separate classification of Claims and Equity Interests into seven Classes, based on differences in the legal nature and/or priority of such Claims and Equity Interests (other than Administrative Expense Claims and Priority Tax claims, which are addressed in Article II of the Plan).(3) As required by section 1122(a) of the Bankruptcy Code, each Class of Claims and Equity Interests contains only Claims or Equity Interests that are substantially similar to the other Claims or Equity Interests within that Class.

2.                                    The Plan Satisfies the Mandatory Plan Requirements of 11 U.S.C. § 1123(a)

The Plan fully complies with each requirement of section 1123(a)(1)-(7) of the Bankruptcy Code, as follows:

a.                                       Section 1123(a)(1). Article III of the Plan designates each Class of Claims and Equity Interests, as required by section 1123(a)(1) of the Bankruptcy Code.

b.                                      Section 1123(a)(2) and (3). Article III of the Plan specifies the Unimpaired Classes of Claims and the treatment of each Class of Claims and Equity Interests that are Impaired, in accordance with sections 1123(a)(2) and 1123(a)(3) of the Bankruptcy Code, respectively.

(3)          The Administrative Expense Claims and the Priority Tax Claims are not required to be designated pursuant to section 1123(a)(1) of the Bankruptcy Code.  11 U.S.C. § 1123(a)(1).

c.                                       Section 1123(a)(4). The treatment of each Claim or Equity Interest within a Class is the same as the treatment of each other Claim or Equity Interest in that Class, unless the Holder of a Claim or Equity Interest agrees to less favorable treatment on account of its Claim or Equity Interest.

d.                                      Section 1123(a)(5).  Article V of the Plan and various other provisions of the Plan set forth the means for implementation of the Plan.  These provisions relate to, among other things, (a) the continued corporate existence of Reorganized STFI (Section 5.3(f)); (b) the sale of substantially all of the assets of the Debtors to XO Communications, Inc. (“XO” or the “Buyer”) (Sections 5.3(a) and 5.3(c)); (c) the cancellation of existing securities and agreements (Section 5.5); (d) the distribution of new securities (Sections 5.3(f) and 5.4(a)) and the execution of related documents (Section 5.4(a)); (e) the filing of new certificates of incorporation and by-laws (Sections 5.3(f)(iii) and 5.3(e)(i)); (f) the selection of a new Board of Directors for Reorganized STFI and each of the Reorganized Subsidiaries; and (g) generally allowing for all corporate action necessary to effectuate the Plan (Section 5.3(f)(iv)).

e.                                       Section 1123(a)(6).  Section 5.3(e)(i) of the Plan sets forth provisions to provide for the amendment of Reorganized STFI’s certificate of incorporation, as necessary to satisfy the provisions of the Plan and the Bankruptcy Code, to ensure compliance with section 1123(a)(6) of the Bankruptcy Code.  Moreover, Article V of the amended certificate of incorporation of Reorganized STFI, filed with the Plan Supplement, prohibits the issuance of non-voting equity securities, as required by section 1123(a)(6) of the Bankruptcy Code.  Additionally, the proposed certificates of incorporation for each of the Reorganized Subsidiaries prohibits the issuance of non-voting securities.

f.                                         Section 1123(a)(7).  The Plan complies with section 1123(a)(7) of the Bankruptcy Code because the identity and affiliations of all individuals or entities proposed to serve on or after the Initial Effective Date as executive officers and directors of Reorganized STFI and each of the Reorganized Subsidiaries have been disclosed.

3.                                       The Discretionary Contents of the Plan Comply with Section 1123(b) of the Bankruptcy Code

The Plan contains various provisions that may be construed as discretionary, but are not required. Such discretionary provisions are not inconsistent in any way the applicable provisions of the Bankruptcy Code.

J.                                      The Debtors and Others Have Complied Fully With The Applicable Provisions Of The Bankruptcy Code

The Debtors, as proponents of the Plan, have complied with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(2) of the Bankruptcy Code, including, without limitation, sections 1123, 1125 and 1126 of the Bankruptcy Code and Bankruptcy Rules 3017, 3018 and 3019.

Votes for acceptance and rejection and/or any other election on the Plan as provided for on the Ballots were solicited in good faith and complied with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018 and the Solicitation Procedures Order, the  Disclosure Statement, the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, and all other applicable rules, laws and regulations.

The Debtors, the Creditors Committee, the Senior Lenders, the Buyer (together with its Affiliates (as defined in the Purchase Agreement) and the Buyer’s and its Affiliates’ respective members, shareholders, partners and Representatives (as defined in the Purchase Agreement)), and their respective present and former members, officers, directors, employees, advisors, attorneys, and agents have solicited votes on the Plan and have participated in the activities described in section 1125 of the Bankruptcy Code in good faith within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Solicitation Procedures Order, the Disclosure Statement, the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, and all other applicable rules, laws and regulations and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Article X of the Plan.

1.                                    The Debtors Have Complied with Section 1125 of the Bankruptcy Code

The Debtors are proper debtors under section 109 of the Bankruptcy Code and proper proponents of the Plan under section 1121(a) of the Bankruptcy Code.

On April 22, 2004, after notice and a hearing held on April 16, 2004, the Bankruptcy Court approved the Disclosure Statement pursuant to section 1125 of the Bankruptcy Code as containing “adequate information” of a kind and in sufficient detail to enable hypothetical, reasonable investors typical of the Debtors’ creditors to make an informed judgment whether to accept or reject the Plan.

The Disclosure Statement (which includes as an exhibit a copy of the Plan), together with the additional Solicitation materials approved by the Bankruptcy Court in the Solicitation Procedures Order, were transmitted to each creditor in Classes 4 and 5 that was entitled to vote to accept or reject the Plan, as well as to other parties in interest in these cases, in compliance with section 1125 of the Bankruptcy Code and the Solicitation Procedures Order (the “Solicitation”).  In addition, creditors and Equity Interest Holders in Classes 1, 2, 3, 6, and 7 that were not entitled to vote to accept or reject the Plan were provided with certain non-voting materials approved by the Bankruptcy Court in compliance with the Solicitation Procedures Order.

The Debtors, the Creditors Committee, the Senior Lenders, the Buyer and their respective present and former members, officers, directors, employees, advisors, attorneys and agents did not solicit the acceptance or rejection of the Plan by any creditor or Equity Interest holder prior to the approval and transmission of the Disclosure Statement. Votes to accept or reject the Plan were only solicited by the Debtors and/or their agents after disclosure to Holders of Claims or Equity Interests of adequate information as defined in section 1125(a) of the Bankruptcy Code.

2.                                        The Debtors Have Complied with Section 1126 of the Bankruptcy Code

The Plan has been accepted by creditors holding in excess of two-thirds in amount and one-half in number of the Allowed Claims voted in both of the Impaired Classes entitled to vote on the Plan.

 Holders of Claims in Class 6 (Subordinated Claims) and Class 7 (Equity Interests) will receive no recoveries under the Plan and, thus, are deemed to have rejected the Plan.  Nevertheless, as set forth below, pursuant to section 1129(b) of the Bankruptcy Code, the Plan may be confirmed over the deemed rejections of Classes 6 and 7 because the Plan does not discriminate unfairly and is fair and equitable with respect to each such Class.  See11 U.S.C. § 1129(b).

Based upon the foregoing, the requirements of section 1129(a)(2) of the Bankruptcy Code have been satisfied.

The Debtors, the Creditors Committee, the Senior Lenders and their respective present and former members, officers, directors, employees, advisors, attorneys, and agents have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the offering, issuance and Distribution of the ATLT Trust Interests under the Plan and, therefore, are not, and on account of such Distributions will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the Solicitation of acceptances or rejections of the Plan or such Distributions made pursuant to the Plan.

K.                                    The Plan Has Been Proposed in Good Faith and Not By Any Means Forbidden by Law (Section 1129(a)(3) of the Bankruptcy Code)

1.                                     Section 1129(a)(3)—The Plan Was Proposed in Good Faith

The Debtors have proposed the Plan in good faith and not by any means forbidden by law. The Plan was proposed with honesty and good intentions and with a basis for maximizing value to the Debtors’ creditors.  In determining that the Plan has been proposed in good faith, the Bankruptcy Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan itself, and the process leading to its formulation.  See Bankruptcy Rule 3020(b).  The Chapter 11 Cases were filed, and the Plan was proposed, with the legitimate purpose of selling substantially all of the assets of the Debtors in order to maximize the value of the Debtors’ estates.

2.                                     The Plan has not been proposed by any means prohibited by law

The Plan has not been proposed by any means prohibited by law (including, without limitation, any Law (as defined in the Purchase Agreement)).

L.                                     The Plan Provides For Bankruptcy Court Approval Of Certain Administrative Payments (Section 1129(a)(4) of the Bankruptcy Code)

The procedures set forth in the Plan for the Bankruptcy Court’s review and ultimate determination of the fees and expenses to be paid by the Debtors satisfy the objectives of section 1129(a)(4) of the Bankruptcy Code. The Plan complies in all respects with section 1129(a)(4) of the Bankruptcy Code.

M.                                  The Debtors Have Properly Disclosed the Identity of Proposed Officers and Directors and the Compensation of Insiders (Section 1129(a)(5) of the Bankruptcy Code)

Pursuant to section 1129(a)(5) of the Bankruptcy Code, XO has disclosed the identity of the proposed directors and officers of the Reorganized Subsidiaries and the Creditors Committee has disclosed the identity of the proposed officers and directors of Reorganized STFI following confirmation of the Plan, respectively, in the Plan Supplement.  XO and the Creditors Committee have disclosed the identity and compensation of insiders, if any, who will be employed or retained by the Reorganized Subsidiaries or Reorganized STFI, respectively.

N.                                    The Plan Does Not Contain any Rate Changes Subject to the Jurisdiction of any Governmental Regulatory Commission and will not Require Governmental Regulatory Approval (Section 1129(a)(6) of the Bankruptcy Code)

The Plan does not contain any rate changes subject to the jurisdiction of any governmental regulatory commission and will not require governmental regulatory approval. Accordingly, section 1129(a)(6) of the Bankruptcy Code is not applicable to these Chapter 11 Cases.

O.                                   The Plan is in the Best Interests of All Creditors of and Equity Interest Holders in the Debtors (Section 1129(a)(7) of the Bankruptcy Code)

The Plan satisfies the so-called “best interests of creditors test” set forth in section 1129(a)(7) of the Bankruptcy Code.

The liquidation analysis annexed to the Disclosure Statement as Exhibit H, and the other evidence related thereto that was proffered or adduced at or prior to, or in affidavits in connection with, the Confirmation Hearing, is reasonable.  The methodology used and assumptions made in the liquidation analysis, as supplemented by the evidence proffered or adduced at or prior to, or in affidavits filed in connection with, the Confirmation Hearing, are reasonable.

With respect to each Impaired Class, each Holder of an Allowed Claim or Equity Interest in such Class has accepted the Plan or will receive under the Plan on account of such Claim or Equity Interest property of a value, as of the Initial Effective Date, that is not less than the amount such Holder would receive if the Debtors were liquidated on the Initial Effective Date under Chapter 7 of the Bankruptcy Code.

P.                                     The Plan Has Been Accepted By Impaired Classes (Section 1129(a)(8) of the Bankruptcy Code)

As indicated in Article III of the Plan, the following Classes are Unimpaired and conclusively presumed to have accepted the Plan:

Description of Class	Class Designation
Priority Non-Tax Claims	Class 1
Secured Claims	Class 2
Senior Lender Claims	Class 3

As indicated in the Voting Report both of the Impaired Classes that were entitled to vote have voted to accept the Plan.  The following Impaired Classes voted in favor of the Plan:

Description of Class	Class Designation
ATCW Unsecured Claims	Class 4
ATI Unsecured Claims	Class 5

Because the Plan provides that the Classes listed below will not receive any Distribution or retain any property under the Plan, they are “Deemed Rejected Classes” and are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code:

Description of Class	Class Designation
Subordinated Claims	Class 6
Equity Interests	Class 7

Q.                                   The Plan Provides For The Statutorily Mandated Treatment Of Administrative And Priority Tax Claims (Section 1129(a)(9) of the Bankruptcy Code)

The treatment of Administrative Expense Claims, Priority Tax, and Other Priority Claims under sections 2.1 and 2.3 of the Plan satisfies the requirements of section 1129(a)(9) of the Bankruptcy Code. The Plan complies in all respects with Section 1129(a)(9) of the Bankruptcy Code.

R.                                    At Least One Impaired Class of Claims Has Accepted the Plan, Excluding The Acceptances of Insiders (Section 1129(a)(10) of the Bankruptcy Code)

Each Impaired Class, other than the Deemed Rejected Classes, has voted to accept the Plan. Accordingly, section 1129(a)(10) of the Bankruptcy Code has been satisfied in all respects.

S.                                     The Plan Is Feasible (Section 1129(a)(11) of the Bankruptcy Code)

The evidence proffered or adduced at the Confirmation Hearing (a) is persuasive and credible, (b) has not been contravened by other evidence, and (c) establishes that the Plan is workable and has a reasonable likelihood of success, thus satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

T.                                     The Plan Provides For The Payment Of All Fees Under 28 U.S.C. § 1930 (Section 1129(a)(12) of the Bankruptcy Code)

Section 12.2 of the Plan provides for the payment of all fees payable under 28 U.S.C. § 1930(a).  The Debtors have adequate means to pay all such fees. The Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code.

U.                                     The Plan Adequately and Properly Treats Retiree Benefits (Section 1129(a)(13) of the Bankruptcy Code)

Section 1129(a)(13) of the Bankruptcy Code requires a plan to provide for retiree benefits at levels established pursuant to section 1114 of the Bankruptcy Code.  The Debtors do not, either as of the Commencement Date or at any time during the Chapter 11 Cases, have any plans, funds, or programs providing or reimbursing retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death.  Accordingly, the requirements of section 1129(a)(13) of the Bankruptcy Code are not relevant here.

V.                                    Confirmation of Plan Over Nonacceptance of Impaired Class (Section 1129(b) of the Bankruptcy Code)

Pursuant to section 1129(b)(1) of the Bankruptcy Code, because both of the Impaired Classes entitled to vote have voted to accept the Plan, the Plan may be confirmed notwithstanding the existence of the Deemed Rejected Classes.  All of the requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8) have been met.  Both Classes of Impaired Claims entitled to vote have voted to accept the Plan other than the Deemed Rejected Classes.

1.                                       The Plan Does Not Discriminate Unfairly With Respect to Impaired Classes that Have Not Voted to Accept the Plan

The Plan does not discriminate unfairly with respect to Impaired Classes that have not voted to accept the Plan.

2.                                    The Plan is Fair and Equitable With Respect to Impaired Classes That Are Deemed to Reject the Plan

With respect to the Deemed Rejected Classes, no Holders of Claims or Equity Interests subordinate to the Holders of the Claims and Equity Interests in the Deemed Rejected Classes will receive or retain any property under the Plan.  Accordingly the requirements of sections 1129(b)(2)(B)(ii) and 1129(b)(2)(C)(ii) are satisfied with respect to the Deemed Rejected Classes, and the Plan is fair and equitable with respect to such Deemed Rejected Classes.

Pursuant to section 1129(b) of the Bankruptcy Code, the Bankruptcy Court finds that the Plan is “fair and equitable” (as defined in section 1129(b) of the Bankruptcy Code) with respect to the Deemed Rejected Classes and the Plan does not unfairly discriminate against such Deemed Rejected Classes.

Based on the foregoing, the Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code.

W.                                Principal Purpose of the Plan Is Not Avoidance of Taxes (Section 1129(d) of the Bankruptcy Code)

No party in interest that is a governmental unit has requested that the Bankruptcy Court not confirm the Plan on grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933, and the principal purpose of the Plan is not such avoidance.  Accordingly, the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.

X.                                    Preservation of Causes of Action

It is in the best interests of the creditors and Equity Interest Holders of the Debtors’ Estates that all Causes of Action not expressly waived, relinquished, released, compromised or settled in the Plan or this Confirmation Order or in a stipulation resolving an objection to the Plan be retained by the Debtors (before the Initial Effective Date) and the Reorganized Debtors (after the Initial Effective Date) pursuant to the Plan, to preserve the value of the Debtors’ Estates.

Y.                                     Likelihood of Satisfaction of Conditions Precedent to Effectiveness

Each of the conditions precedent to the Initial Effective Date, as set forth in Article IX of the Plan, has been satisfied or waived in accordance with the provisions of the Plan, or is reasonably likely to be satisfied.

Z.                                     Reorganized Subsidiaries

All of the Reorganized Subsidiaries constitute IT Reorganized Subsidiaries pursuant to the Plan.

II

ORDER

BASED ON THE FOREGOING FINDINGS OF FACT, IT IS THEREFORE ORDERED, ADJUDGED AND DECREED THAT:

A.                                    Order

1.                                       This Confirmation Order shall confirm the Plan.

B.                                    Objections

2.                                       To the extent that any Objections have not been withdrawn, waived or settled prior to entry of this Confirmation Order or otherwise resolved as stated on the record of the Confirmation Hearing, they are hereby overruled.

C.                                    Findings of Fact and Conclusions of Law

3.                                       The findings of the Bankruptcy Court set forth above and the conclusions of law stated herein shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding by Bankruptcy Rule 9014.  To the extent any finding of fact shall be determined to be a conclusion of law, it shall be so deemed, and vice versa.

D.                                    Confirmation of the Plan

4.                                       The Plan and Plan Supplement, (as such may be amended by this Confirmation Order), and each of their provisions are confirmed in each and every respect pursuant to section 1129 of the Bankruptcy Code.  The terms of the Plan, the Plan Supplement, and exhibits thereto are incorporated by reference into, and are an integral part of, this Confirmation Order.  The terms of the Plan, the Plan Supplement, all exhibits thereto, and all other relevant and necessary documents, shall be effective and binding as of the Initial Effective Date of the Plan.  Notwithstanding the foregoing, if there is any direct conflict between the terms of the Plan or the Plan Supplement and the terms of this Confirmation Order, the terms of this

Confirmation Order shall control.  If there is any inconsistency between the terms of the Purchase Agreement and the terms of this Confirmation Order, the terms of the Purchase Agreement shall control.  Unless otherwise expressly provided for herein, nothing herein, amends, modifies or affects in any way the Purchase Agreement and Sale Order.  The Purchase Agreement and Sale Order shall continue in full force and effect notwithstanding entry of this Confirmation Order, confirmation of the Plan or the occurrence of the Initial Effective Date.

E.                                      Plan Modifications

5.                                       All modifications or amendments to the Plan since the Solicitation are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Rule 3019.

F.                                      Plan Classification Controlling

6.                                       The classification of Claims and Equity Interests for purposes of the Distributions to be made under the Plan shall be governed solely by the terms of the Plan.  The classifications set forth on the Ballots tendered to or returned by the Debtors’ creditors in connection with voting on the Plan (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims under the Plan for Distribution purposes; (c) may not be relied upon by any Holder of a Claim as representing the actual classification of such Claims under the Plan for Distribution purposes; and (d) shall not be binding on the Debtors, each of the Reorganized Subsidiaries or Reorganized STFI.

G.                                    Effects of Confirmation

(a)                                  Executory Contracts and Unexpired Leases

7.                                       The contract and unexpired lease provisions of Article VI of the Plan, as modified hereby, shall be, and hereby are, approved.  As of the Initial Effective Date, those contracts or unexpired leases which are assumed, assumed and assigned, or assigned by the Debtors to Buyer or one or more wholly-owned direct or indirect subsidiaries of XO (each, an “XO Assignee”) shall be assigned and transferred to, and remain in full force and effect for the benefit of, each XO Assignee notwithstanding any provision in such contract or lease (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables or requires termination of such contract or lease.  As of the Initial Effective Date, those contracts or unexpired leases which are to be assumed by the Debtors shall be assigned and transferred to, and remain in full force and effect for the benefit of, the Reorganized Subsidiaries, Reorganized STFI, ATLT, or the purchaser of the assets of the Hosting Debtors, as applicable, notwithstanding any provision in such contract or lease (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that makes or requires termination of such contract or lease.  Except as otherwise provided in any stipulation resolving an objection to the Plan, the Claims asserted on behalf of creditors whose executory contracts are Assumed Contracts shall be disallowed as of the date hereof.

8.                                       All objections under Sections 6.2 through 6.5 of the Plan having been withdrawn or settled, the Bankruptcy Court approves the provisions of such Sections without any finding that any and all such Sections would have been approved had any such objections not been withdrawn or settled.

9.                                       The modifications to Schedules 1, 2 and 4 of the Plan, as set forth on Exhibit D annexed hereto, are hereby approved and authorized.

10.                                 Certain of the contracts and leases to be assumed, assumed and assigned to the XO Assignees, or assigned to the XO Assignees, as applicable, have been amended pursuant to the amendments attached hereto as Exhibit C (collectively, the “Contract and Lease

Amendments”).  The Contract and Lease Amendments are hereby approved and authorized.  The assumption, the assumption and assignment to the XO Assignees, and the assignment to the XO Assignees of all contracts and leases, as amended (as applicable) by the Contract and Lease Amendments, which contracts and leases constitute Acquired Assets and/or Assumed Contracts (as defined in the Purchase Agreement) (collectively, the “Assumed/Assigned Contracts”), including, without limitation, contracts and leases listed on Schedule 2 (as amended and modified pursuant to that certain stipulation and order settling certain disputes between ATI, ATCW, the Creditors Committee and XO dated June 8, 2004 (the “Stipulation”) and Exhibit D hereto, including the reservation of rights on behalf of the nondebtor parties to such contracts as provided therein and confirmed on the record at the Confirmation Hearing) of the Plan, as amended or modified, are hereby approved and authorized in accordance with the terms of the Plan, the Sale Order, the Purchase Agreement, and sections 363 and 365 of the Bankruptcy Code.  All requirements of the Bankruptcy Code (including, without limitation, section 365 thereof) and the Bankruptcy Rules in respect of the assumption, assumption and assignment or assignment of the Assumed/Assigned Contracts, as the case may be, have been satisfied.

11.                                 Notwithstanding anything to the contrary contained in Schedule 3 of the Plan or in Section 6.1(a) of the Plan, all contracts and leases listed on Schedule 3 of the Plan are hereby deemed to be listed instead on Schedule 2 of the Plan (i.e., all such contracts and leases shall be assumed, assumed and assigned or assigned, as the case may be, as of the Initial Effective Date).

12.                                 Notwithstanding anything to the contrary contained in Schedule 4 of the Plan or in Schedule 6.1(a) of the Plan, each contract and lease listed on Schedule 4 of the Plan, as amended by Exhibit D hereto, shall be deemed rejected as of the date corresponding to such contract or lease for effectiveness of rejection as reflected in Schedule 4 of the Plan, provided, however, that the Buyer (with respect solely to contracts and leases designated by the Buyer to have rejection effective dates later than the Closing Date (as defined in the Purchase Agreement)) or either Reorganized STFI or the Estates, as applicable (with respect to all other contracts and leases listed on Schedule 4 of the Plan), must perform under such rejected contract or lease, as the case may be, until the applicable effective date of rejection, and provided, further, that in the event that notice of a rejection of any contract or lease on Schedule 4 of the Plan is given by the Buyer (with respect solely to contracts and leases designated by the Buyer to have rejection effective dates later than the Closing Date) or either Reorganized STFI or the Estates, as applicable (with respect to all other contracts and leases listed on Schedule 4 of the Plan), to the counterparty to such contract or lease, then such contract or lease shall be deemed rejected on the date that is twenty (20) days after the counterparty receives such notice.

13.                                 Except as provided in any stipulation resolving an objection to the Plan approved by the Bankruptcy Court, with the exception of the Cure Amounts (as defined in the Sale Order), except as otherwise set forth herein, each nondebtor party to an Assumed/Assigned Contract hereby shall be forever barred, estopped and permanently enjoined from asserting against the Debtors, their affiliates, the Reorganized Subsidiaries, the XO Assignees or the Buyer, or the property of any of them, any default existing under the Assumed/Assigned Contracts as of the later of (a) the Closing, or (b) the applicable State PUC Consent or FCC Consent (each as defined in the Purchase Agreement); or, against the Buyer, the Reorganized Subsidiaries or the XO Assignees, any counterclaim, defense or other claim or Interest (as defined in the Sale Order) in respect of the Assumed/Assigned Contracts asserted or assertable against the Debtors or their estates.

14.                                 The rejection of the contracts and leases listed on Schedule 1 of the Plan, as amended by Exhibit D hereto, is hereby approved and authorized.

15.                                 Unless otherwise specifically provided herein, and without amending or modifying the Plan and its exhibits or the Purchase Agreement and its exhibits, the assumption, assumption and assignment or assignment of any Assumed/Assigned Contract to a particular Reorganized Subsidiary or XO Assignee shall be in XO’s discretion; provided, however, that to the extent XO directs that an executory contract or unexpired lease that is assumed by any ATCW Subsidiary shall be assigned to an XO designee, XO shall bear any additional costs solely associated with the assumption and assignment to the XO designee that would not have been incurred had such executory contract or unexpired lease been assumed and assigned to XO.

(b)                                  Existing Injunction and Stays Remain in Effect until Final Effective Date

16.                                 The stay imposed by section 362 of the Bankruptcy Code shall remain in full force and effect until the Final Effective Date. All injunctions or stays imposed during the Chapter 11 Cases or contained in the Plan or this Confirmation Order shall remain in full force and effect in accordance with their terms.  Nothing herein shall bar the taking of such other actions as are necessary to effectuate the transactions specifically contemplated by the Plan or by this Confirmation Order.

H.                                    Matters Relating to Implementation of the Plan

(a)                                  Immediate Effectiveness

17.                                 The 10-day stay of the Confirmation Order, as set forth in Bankruptcy Rule 3020(e), is hereby modified to permit confirmation and effectiveness of the Plan as of June 11, 2004, and upon the satisfaction or waiver of all conditions precedent to effectiveness set forth in the Plan.  This modification of the stay set forth in Rule 3020(e) shall in no way affect the time for filing a notice of appeal from the Confirmation Order in accordance with Bankruptcy Rule 8002.

(a)                                  Continued Corporate Existence; Vesting of Assets; Restructuring Transactions

18.                                 After the Initial Effective Date, (a) each of the respective Reorganized Subsidiaries and Reorganized STFI shall continue to exist in accordance with the applicable laws in the respective jurisdictions in which they are incorporated and pursuant to their respective certificates of incorporation, articles of formation, or by-laws in effect prior to or as of the Initial Effective Date, except to the extent that such certificates of incorporation, articles of formation, or by-laws are amended or restated under the Plan; (b) each of the President, the Secretary and any other officer of each of the Reorganized Subsidiaries and Reorganized STFI, respectively, are authorized to file an amended or restated certificate of incorporation with the appropriate entity within their jurisdiction of organization; (c) each of the Reorganized Subsidiaries and Reorganized STFI, respectively, may operate their businesses and may use, acquire, and dispose of property and compromise or settle any claims without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules.

19.                                 Except as otherwise contemplated by the Plan and the Plan Supplement or by any stipulation resolving any objection to the Plan approved by the Bankruptcy Court, on and after the Initial Effective Date, all property of each Debtor’s Estate, and any property retained or acquired by such Debtor under the Plan, shall vest in the respective Reorganized Subsidiary, Reorganized STFI or the ATLT, as applicable, free and clear of all Claims, liens, charges, Interests (as defined in the Sale Order), or other encumbrances, and such transfer does not constitute an avoidable transfer under the Bankruptcy Code or under applicable non-Bankruptcy law, and does not and shall not subject the Reorganized Subsidiaries, Reorganized STFI or the ATLT, as applicable, to any liability by reason of such transfer under the Bankruptcy Code or under applicable non-Bankruptcy law.  As of the Initial Effective Date, all property of the Reorganized Subsidiaries, Reorganized STFI or the ATLT, as applicable, shall be free and clear of all claims, encumbrances, interests, charges, Interests (as defined in the Sale Order), and liens except as specifically provided in the Plan or this Confirmation Order or by any stipulation approved by the Bankruptcy Court resolving any objection to the Plan (including the Stipulation).

20.                                 In accordance with the Purchase Agreement, the Sale Order and Section 5.3 of the Plan, the sale, conveyance assignment, transfer and delivery of the Acquired Assets (including, without limitation, the common stock and other equity interests in the Reorganized Subsidiaries) free and clear of all Liens, Claims, Equity Interests and Interests (as defined in the Sale Order) is hereby approved and authorized in accordance with sections 1123(a)(5) and 1129 of the Bankruptcy Code.  Notwithstanding anything to the contrary contained herein, (i) prior to the Initial Effective Date, the parties to the Purchase Agreement retain their rights to make an Early Closing Election (as provided in the Purchase Agreement) and to consummate the transactions contemplated under the Purchase Agreement if such Early Closing Election is made, and (ii) the Buyer and the Reorganized Subsidiaries (x) shall not be liable for any Claims against or Equity Interests in the Debtors, other than the Assumed Liabilities, and (y) shall not be deemed to have assumed or be liable for any liabilities of the Reorganized Subsidiaries of the types and in the nature of the Excluded Liabilities (as defined in Section 2.4 of the Purchase Agreement).  After the Initial Effective Date, each Reorganized Subsidiary shall have no further obligations under the Plan other than the Assumed Liabilities that relate to such Reorganized Subsidiary.

(b)                                  Cancellation of Old Notes, Old Preferred Stock, Old Common Stock and Stock Options

21.                                 As of the close of the Initial Effective Date, the Debtors’ obligations under the promissory notes, bonds, debentures and all other debt instruments evidencing any Claim, including Administrative Expense Claims (which shall be paid by ATLT), shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors under the agreements and indentures governing such Claims, as the case may be, shall be discharged.  Except as otherwise provided in the Plan, the Equity Interests shall be cancelled.  Holders of promissory notes, bonds, debentures and any and all other debt instruments evidencing any Claim shall not be required to surrender such instruments; provided, however, that certain ATI Notes and the applicable ATI Note Indenture shall continue in effect solely for the purposes of (a) allowing the holders of such ATI Notes to receive their Distributions pursuant to the Plan and (b) allowing the ATI Note Trustee to make the Distributions, if any, to be made on account of such ATI Notes.

(c)                                  Issuance of New Securities and Execution of Related Documents

22.                                 On or following the Initial Effective Date, Reorganized STFI is hereby authorized, empowered, and directed, and shall distribute or issue all securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Plan, including, without limitation, the New STFI Common Stock, which shall be distributed as provided in the Plan.  The Reorganized Subsidiaries are hereby authorized, empowered and directed to execute and deliver such other agreements, documents and instruments as are required to be executed pursuant to the terms of the Plan.

23.                                 Each Distribution and issuance referred to in the prior paragraph shall be governed by the terms and conditions set forth in the Plan applicable to such Distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such Distribution or issuance, which terms and conditions shall bind each Person receiving such Distribution or issuance.

24.                                 The Debtors (and each of their respective affiliates, agents, directors, officers, employees, advisors and attorneys), the Senior Lenders (and each of their respective affiliates, agents, directors, officers, employees, advisors and attorneys), the Creditors Committee, the Buyer (together with its Affiliates and the Buyer’s and such Affiliates’ respective members, shareholders, partners and Representatives), and the members of the Creditors Committee (and each of their respective affiliates, agents, directors, officers, employees, advisors, and attorneys) have, and are deemed to have, participated in good faith (within the meaning of section 1125(e) of the Bankruptcy Code) and in compliance with the applicable provisions of the Bankruptcy Code with regard to the Solicitation of acceptances or rejections of the Plan and the Distributions under the Plan and the other activities described in section 1125 of the Bankruptcy Code, and therefore are not, and on account of such Distributions will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the Solicitation of acceptances or rejections of the Plan or such Distributions made pursuant to the Plan.

25.                                 ATLT shall be authorized to issue the ATLT Trust Interests as set forth in the Plan.  The ATLT Trust Interests shall not be certificated but, rather, will be reflected through book entries made by the Plan Administrator.

(d)                                  Corporate Governance, Directors and Officers and Corporate Action

(i)                                     Amended Certificate of Incorporation and By-laws

26.                                 Pursuant to Bankruptcy Code section 1123(a)(5), Reorganized STFI is authorized to file an amended certificate of incorporation with the Secretary of State of Delaware in accordance with Section 103 of the Delaware General Corporation Law, which is effective as of the Initial Effective Date.  The amended certificate of incorporation will, among other things, authorize the issuance of up to 10,000,000 shares of New STFI Common Stock to ATLT.  In addition, the amended certificate of incorporation shall prohibit the issuance of non-voting equity securities to the extent required by the provisions of section 1123(a)(6) of the Bankruptcy Code.  After the Initial Effective Date, Reorganized STFI may amend and restate such certificate of incorporation and other constituent documents as permitted by Delaware law.

27.                                 Pursuant to Bankruptcy Code section 1123(a)(5), the Reorganized Subsidiaries are authorized to file amended or restated certificates of incorporation with their respective state of incorporation, which shall be effective as of the Initial Effective Date.  After the Initial Effective Date, the Reorganized Subsidiaries may amend and restate such certificates of incorporation and other consistent documents as permitted by the laws of their respective states of incorporation.

28.                                 Pursuant to section 1123(a)(5) of the Bankruptcy Code, the Debtors are authorized to take all other corporate action with regard to the dissolution of such Debtors, in accordance with the terms of the Plan.

(ii)                                  Directors and Officers of the Reorganized Subsidiaries and Reorganized STFI

29.                                 The officers of each of the ATCW Subsidiaries, other than STFI, shall resign as of the applicable effective date of each respective Subsidiary.  The identities of the officers of each of the Reorganized Subsidiaries and Reorganized STFI on and after the applicable Effective Date, as well as the nature of proposed compensation for any of the officers of Reorganized STFI who qualify as an “insider,” as such term is defined in section 101(31) of the Bankruptcy Code, have been set forth in the Plan Supplement.

30.                                 On the Initial Effective Date, the Boards of Directors of the Reorganized Subsidiaries shall consist of the individuals specified in the Plan Supplement and the terms of the current Boards of Directors for each such entity shall expire and the members thereof shall be deemed to have resigned and shall cease to serve in such capacity.  On the Initial Effective Date, the Board of Directors of Reorganized STFI shall consist of the individuals specified in the Plan Supplement and the terms of the current Board of Directors for STFI shall expire and the members thereof shall be deemed to have resigned and shall cease to serve in such capacity.  The terms of proposed compensation for any members of the Board of Directors of Reorganized STFI who qualify as an “insider,” as such term is defined in section 101(31) of the Bankruptcy Code, have been disclosed in the Plan Supplement.

31.                                 Pursuant to section 1129(a)(5)(A)(ii) of the Bankruptcy Code, the Bankruptcy Court approves as consistent with the interests of creditors and interest holders and with public policy the selection, election, and/or continuance, as the case may be, of these individuals; provided, however, that nothing set forth herein shall prevent any of the foregoing individuals from resigning or from being removed or replaced as an officer or director without further order of the Bankruptcy Court.  On the Initial Effective Date, the operation of each of the Reorganized Subsidiaries and Reorganized STFI, respectively, shall become the general responsibility of the new Board of Directors of each of the Reorganized Subsidiaries and Reorganized STFI, respectively, subject to, and in accordance with, its respective amended or restated certificate of incorporation.

(iii)                               Approval of Plan Administrator and ATLT Board.

32.                                 The designation of Mr. Eugene I. Davis by the Creditors Committee, as the Plan Administrator, and the designation of Messrs. Steven Lampe, Wayne Barr, Jr. and a designee of XO as the members of the Board of Directors of ATLT are hereby approved.

(e)                                  Distributions

33.                                 The provisions regarding voting and Distributions under the Plan and treatment of Disputed, contingent and unliquidated Administrative Expense Claims, Claims and Equity Interests, set forth in Article III of the Plan shall be, and hereby are, approved.

34.                                 The Distributions under the Plan shall be made to Holders of Allowed Claims as of the Record Date.  The Record Date is April 23, 2004.

(f)                                    Preservation of All Causes of Action Not Expressly Settled or Released

35.                                 Unless a Claim or Cause of Action against a Holder of a Claim or other Person is expressly waived, relinquished, released, compromised or settled in the Plan or this Confirmation Order or by any stipulation resolving any objection to the Plan, the Debtors expressly reserve such Claim or Cause of Action for later adjudication by the Debtors or their successors in interest, and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such Claims or Causes of Action upon or after the confirmation or consummation of the Plan based on the Disclosure Statement, the Plan or this Confirmation Order, except where such Claims or Causes of Action have been waived, relinquished, released, compromised or settled in the Plan or this Confirmation Order  or by any stipulation resolving any objection to the Plan.  In addition, ATLT and any successor entities under the Plan expressly reserve the right to pursue or adopt any Claims not so waived, relinquished, released, compromised or settled that are alleged in any lawsuit in which the Debtors are a defendant or an interested party, against any person or entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits and the making of Distributions to any party shall in no way affect or impair the ability of the Debtors or their successor in interest to pursue any causes of action against such party.

(g)                                 Prosecution of Objections to Claims/Causes of Action

36.                                 Subject to Article VIII of the Plan, after the Initial Effective Date, the Plan Administrator on behalf of ATLT (for Claims against and any and all Causes of Action, including, without limitation, the Avoidance Actions, belonging to the Debtors) shall have the exclusive authority to file objections, settle, compromise, withdraw or litigate to judgment any and all Causes of Action (including, without limitation, the Avoidance Actions) and objections to Claims or Equity Interests.

(h)                                 Sale, Transfer and Disposition of Stock

37.                                 This Confirmation Order shall constitute the Bankruptcy Court’s authorization for the Plan Administrator to do all things and take all actions contemplated by Section 5.4 of the Plan and the ATLT Agreement, including, without limitation, selling, transferring or otherwise disposing of the XO Common Stock in accordance with the terms of the Plan.  The Plan Administrator shall make all distributions of Cash and/or XO Common Stock required to be distributed under the applicable provisions of the Plan and the ATLT Agreement.  The ATLT and the Plan Administrator may employ or contract with other entities to assist in the administration of the ATLT or the making of distributions as required by the Plan and the ATLT Agreement.  The Plan Administrator may distribute any excess Cash (after satisfaction of claims entitled to Cash recoveries under the Plan, funding of all required reserves, and retention of amounts necessary to effect the dissolution and wind-down of the Estates) in accordance with the terms of the Plan.

(i)                                    Corporate Action

38.                                 On the Initial Effective Date (or on the Confirmation Date with respect to any actions taken prior to the Confirmation Date), all matters provided for under the Plan that would otherwise require approval of the stockholder or directors of the Debtors, each of the Reorganized Subsidiaries or Reorganized STFI, including without limitation, the adoption and filing of the amended or restated certificates of incorporation, the appointment of directors and officers for each of the Reorganized Subsidiaries and Reorganized STFI, and all actions contemplated hereby shall be authorized and approved in all respects (subject to the provisions hereof) pursuant to the Plan and shall be deemed to have occurred and shall be in effect from and after the Initial Effective Date pursuant to the applicable general corporation law of the states in which the Debtors, each of the Reorganized Subsidiaries and Reorganized STFI are incorporated, without any requirement of further action by the stockholders or directors of the Debtors, each of the Reorganized Subsidiaries or Reorganized STFI.  On or before the Initial Effective Date, the appropriate officers of the Debtors, are hereby authorized and directed to (a) issue, execute, deliver, file, or record and implement the agreements, documents, securities and instruments, if any, contemplated by the Plan, and (b) issue, execute, deliver, file, and record any documents, court papers, or pleadings, and take any and all actions as may be necessary to implement, effect, or consummate and further evidence the transactions contemplated by the Plan and any notes or securities issued pursuant to the Plan, whether or not specifically referred to in the Plan or related documents and without further application to or order of the Bankruptcy Court, in the name of and on behalf of the Debtors, without the need for any shareholder’s or director’s approval, or any other authorizations or consents, except for express consents under the Plan.  As of the Initial Effective Date, each of the Reorganized Subsidiaries and Reorganized STFI and their respective directors, officers, agents, and attorneys, are authorized and empowered pursuant to section

1142(b) of the Bankruptcy Code, the applicable corporate laws of their states of incorporation and other applicable state and federal laws to grant, issue, execute, deliver, file or record any agreement, document, or security, including without limitation, the documents contained in the Plan Supplement, as modified, amended, and supplemented, in substantially the form included therein, and to take any action necessary or appropriate to implement, effectuate, and consummate the Plan in accordance with its terms, or take any or all corporate actions authorized to be taken pursuant to the Plan, and any release, amendment, or restatement of any by-laws, certificates of incorporation, or other organizational documents of the Debtors, whether or not specifically referred to in the Plan or the Plan Supplement, without further order of the Bankruptcy Court, and any or all such documents shall be accepted by each of the respective state filing offices and recorded in accordance with applicable state law and shall become effective in accordance with their terms and the provisions of applicable state law.

39.                                 Provisions Relating to Texas Taxing Authorities.

a.                                       Notwithstanding any provisions of the Plan to the contrary, the treatment of the Class 2 Secured Claims of the objecting local Texas tax authorities (Bexar County, Cypress-Fairbanks ISD, Dallas County, Harris County, City of Houston, Houston ISD, City of Richardson, Round Rock ISD, Sabine County, Tarrant County and West University Place, collectively the “Local Texas Tax Authorities”) shall be amended as follows:

The Local Texas Tax Authorities shall retain their liens on the proceeds from the sale of their collateral as provided in the Sale Order entered on or about February 20, 2004.  Pursuant to 11 U.S.C. § 506(b), interest shall be paid on their claims at the Texas statutory rate of 12% per annum from February 1, 2004 through the Confirmation Date.  From and after the Confirmation, for a period of 120 days, the Local Texas Tax Authorities’ claims may be paid without any interest other than the § 506(b) interest as specified above.  However, if the claims are not paid on or before 120 days from the Confirmation Date, interest shall be paid from the confirmation date at the rate of 5% per annum until the claims are paid in full.  Nothing in the Plan or this Order supersedes the provisions of the Sale Order which allow for payment of the Local Texas Tax Authorities’ claims upon agreement of the Debtors and the Creditors Committee, nor does anything in the Plan or this Order prevent the payment of undisputed portions of disputed claims.  With respect to the 2004 ad valorem taxes, the Local Texas Tax Authorities shall file administrative expense claims which shall also remain secured by the proceeds from the sale of their collateral.  The administrative expense claims of the Local Texas Tax Authorities shall be paid on or before the later of the Initial Effective Date  or January 31, 2005.

b.                                      Within ninety (90) days of the date a Claim of the Texas Comptroller becomes an Allowed Priority Tax Claim under the Plan, the Debtors shall pay such Texas Comptroller Claim in the amount equal to such Allowed Priority Tax Claim, including any post-confirmation interest on an Allowed Priority Tax Claim at the rate of 6% per annum, provided, however, that payment in full shall be made within ninety (90) days of the applicable Effective Date for any Claim and any portion of a Claim which is not disputed by the Debtors, including by way of example and without limitation, liabilities which are based on the Debtors’ own filed returns.  Post-confirmation interest shall commence to accrue on ninety days from the applicable Effective Date.  The Debtors acknowledge and agree that taxes or other amounts due the Texas Comptroller as Administrative Expense Claims of these chapter 11 estates will be paid in the ordinary course of business, pursuant to applicable non-bankruptcy law, without the necessity of filing a claim or request for payment therefore.  The Debtors acknowledge and agree that all setoff and recoupment rights of the Texas Comptroller shall remain unaffected and unimpaired by the Plan and shall survive the Confirmation Order.  A failure by the Debtors to make a payment to the Texas Comptroller as required herein shall be an Event of Default.  If the Debtors fail to cure an Event of Default as to tax payments within ten (10) days after service of  a written notice of default from the Texas Comptroller, then the Texas Comptroller may (a) enforce the entire amount of its claim, (b) exercise any and all rights and remedies under applicable non-bankruptcy law, and (c) seek such relief as may be appropriate in this court.

(j)                                    The Deemed Substantive Consideration Under the Plan

40.                                 Bankruptcy courts have the general equitable power to order substantive consolidation.  See, e.g., Fed. Deposit Ins. Corp. v. Colonial Realty Co., 966 F.2d 57, 59 (2d Cir. 1992) (authority for substantive consolidation comes from the bankruptcy court’s general equitable powers under section 105 of the Bankruptcy Code); In re Continental Vending Mach. Corp., 517 F.2d 997, 1000 (2d Cir. 1975) (noting power to consolidate comes from equity); In re Leslie Fay Cos., 207 B.R. 764, 779 (Bankr. S.D.N.Y. 1997) (“Substantive consolidation derives from the bankruptcy court’s general equitable powers provided in section 105(a) of the Bankruptcy Code.”); Moran v. Hong Kong & Shanghai Banking Corp. (In re Deltacorp, Inc.), 179 B.R. 773, 777 Bankr. S.D.N.Y. 1995) (same); In re Richton Int’l Corp., 12 B.R. 555, 557 (Bankr. S.D.N.Y. 1981) (same), 2 COLLIER ON BANKRUPTCY ¶ 105.09[1][6], at 105-85 (L. King 15th rev. ed. 2002) (“the authority of a bankruptcy court to order substantive consolidation derives from its general discretionary equitable powers”).

41.                                 The Bankruptcy Code itself contemplates that substantive consolidation may be used to effectuate a plan of reorganization.  Section 1123(a) provides, in relevant part:

(a) Notwithstanding any otherwise applicable non-bankruptcy law, a plan shall —

(5) provide adequate means for the plan’s implementation, such as —

(C) merger or consolidation of the debtor with one or more persons. . . .

11 U.S.C. § 1123(a)(5)(C); In re Stone & Webster, Inc., 286 B.R. 532, 540-41 (Bankr. D. Del. 2002) (noting that substantive consolidation is contemplated by section 1123(a)(5) of the Bankruptcy Code); 11 U.S.C. § 105(a) (“The court may issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of this title.”).

42.                                 Substantive consolidation has the effect of consolidating the assets and liabilities of multiple debtors and treating them as if the liabilities were owed by, and the assets held by, a single legal entity.  Colonial Realty Co., 966 F.2d at 58; Leslie Fay, 207 B.R. at 779.  In the course of satisfying the liabilities of the consolidated debtors from the common pool of assets, intercompany claims are eliminated and guaranties from co-debtors are disregarded.

Union Sav. Bank v. Augie/Restivo Baking Co., Ltd. (In re Augie/Restivo Baking Co., Ltd.), 860 F.2d 515, 518 (2d Cir. 1988); Deltacorp, 179 B.R. at 777 (multiple claims against consolidated debtors eliminated; creditor receives only one recovery).

43.                                 As an equitable remedy, substantive consolidation is to be used to afford creditors equitable treatment and thus may be ordered when the benefits to creditors therefrom exceed the harm suffered.  Augie/Restivo, 860 F.2d at 518-19; see also Stone v. Eacho (In re Tip Top Tailors, Inc.), 127 F.2d 284, 288 (4th Cir. 1942).

44.                                 Traditionally, bankruptcy courts have considered the following factors in determining whether to approve substantive consolidation:

•                       The presence or absence of consolidated financial statements;

•                       The unity of interest and ownership among various corporate entities;

•                       The degree of difficulty in segregating and ascertaining individual assets and liabilities;

•                       The transfers of assets without formal observance of corporate formalities;

•                       The commingling of assets and business functions;

•                       The profitability of consolidation at a single physical location; and

•                       The disregard of legal formalities.

See, e.g., Augie/Restivo, 860 F.2d at 518; Soveriero v. Franklin Nat’l Bank, 328 F.2d 446, 447-48 (2d Cir. 1964); In re Food Fair, Inc., 10 B.R. 123, 126 (Bankr. S.D.N.Y. 1981).  As shown by each decision granting substantive consolidation, a decision to substantively consolidate affiliated debtors need to be supported by the presence of such factors.

45.                                 In Augie/Restivo, the Second Circuit synthesized the foregoing factors into two, and ruled that the existence of even one such factor may justify substantive consolidation.

Specifically, the Second Circuit held that substantive consolidation is required if it is demonstrated:

a.	that the operational and financial affairs of the debtors are so entangled that the accurate identification and allocation of assets and liabilities cannot be achieved;

or

b.	that creditors dealt with the debtors as a single economic unit and did not rely on the separate identity of a debtor in extending credit.

Augie/Restivo, 860 F.2d at 518; see also In re 599 Consumer Elec., Inc., 195 B.R. 244 (S.D.N.Y. 1996) (“the Second Circuit’s use of the conjunction ‘or’ [in Augie/Restivo] suggests that the two cited factors are alternatively sufficient criteria.”).

46.                                 When deciding whether to order substantive consolidation, the courts in this circuit also use a balancing test to determine whether the relief achieves the best results for all creditors.  Colonial Realty, 966 F.2d at 60 (“The proprietary of [substantive consolidation] must, then, be determined solely in light of the principles and rules of equity”); see also In re Affiliated Foods, Inc., 249 B.R. 770, 780 (Bankr. W.D. Mo. 2000) (ordering substantive consolidation because “in the final analysis the benefits of consolidation substantially outweigh the harm to creditors”); White v Creditors Serv. Corp. (In re Creditors Serv. Corp.), 195 B.R. 680, 690 (Bankr. S.D. Ohio 1996) (“the ultimate inquiry [for a court deciding substantive consolidation] involves a balancing of the equities based on the bankruptcy court’s inherent powers pursuant to § 105”).

47.                                 Courts have a “good deal of discretion” in determining whether substantive consolidation is appropriate.  Deltacorp, 179 B.R. at 777.  Using that discretion, numerous courts in the Second Circuit have ordered substantive consolidation in circumstances similar to those of the ATCW Debtors. See, e.g., In Re I.R.C.C., Inc., 105 B.R. 237 (Bankr. S.D.N.Y. 1989); In re Richton Int’l Corp., 12 B.R. 555 (Bankr.

S.D.N.Y. 1981); In re Food Fair, Inc., 10 B.R. 123, 127-28 (Bankr. S.D.N.Y. 1981); and In re D.H. Overmyer Co., Inc., 1976 WL 168421 (S.D.N.Y. 1976).  Additionally, the case of In re Affiliated Foods, Inc., 249 B.R. 770 (Bankr. W.D. Mo. 2000), provides a model for substantively consolidating debtors in a fact pattern similar to this case.

48.                                 To prevail on substantive consolidation, the ATCW Debtors are not required to prove that an allocation of assets and liabilities to the various legal entities cannot be achieved under any circumstances.  Rather, it is sufficient to demonstrate that it would be so costly and difficult to untangle the ATCW Debtors’ financial affairs, that doing so is a “practical impossibility,” making substantive consolidation appropriate.  Chemical Bank New York Trust Co. v. Kheel (In re Seatrade Corp.), 369 F.2d 845, 848 (2d Cir. 1966) (ordering substantive consolidation because of “expense and difficulty amounting to practical impossibility of reconstructing the financial records of the debtors to determine intercorporate claims, liabilities and ownership of assets”) (emphasis added); see also In re Bonham, 229 F.3d 750, 766-67 (9th Cir. 2000) (adopting Augie/Restivo test and stating that entanglement factor is satisfied if disentangling the debtors’ affairs would be “needlessly expensive and possibly futile”); In re Affiliated Foods, Inc., 249 B.R. at 780 (ordering substantive consolidation when separating the debtors’ accounts “would be ‘a real nightmare’ and achieving a separate allocation “probably would not be possible”).  Alternatively, the Debtors must show that it is not possible to create accurate financial data for each legal entity.  Augie/Restivo, 860 F.2d at 519.

49.                                 The Court concludes that the substantive consolidation proposed in the Plan is necessary and appropriate and satisfies the Augie/Restivo test.

50.                                 The facts amply demonstrate that the ATCW Debtors’ operational and financial affairs are so entangled that the accurate identification and allocation of assets and liabilities either could never be accomplished, or, even if it could be accomplished, would take so long and be so costly that creditors as a whole would be substantially harmed by the effort.  Thus, disentangling the financial affairs of the ATCW Debtors is a practical impossibility.  The following facts support the Bankruptcy Court’s finding that substantive consolidation of the ATCW Debtors is appropriate:

•                       The ATCW Debtors’ trade creditors dealt with substantially all the ATCW Debtors as a single economic unit, and did not rely on their separate identity in extending credit;

•                       The ATCW Debtors file consolidated federal income tax returns and prepare financial statements, annual reports and other documents filed with the Securities and Exchange Commission on a consolidated basis;

•                       All financial information of the ATCW Debtors disseminated to the public, including to customers, suppliers, landlords, lenders and credit agencies, is prepared and presented on a consolidated basis (other than certain limited market level financial information that is presented on a market-by-market basis regardless of the entities that own the operations in the various markets);

•                       The Debtors’ cash is swept on a daily basis into a concentration account held by a single subsidiary of ATCW;

•                       The ATCW Debtors share common directors and officers;

•                       The vast majority of ATCW Debtors exist solely to operate certain limited aspects (primarily sales) of the ATCW business in an individual state;

•                       The ATCW Debtors share overhead, management, legal accounting, customer care, customer order provisioning and other related expenses;

•                       A single subsidiary of ATCW pays the expenses and salaries of the other ATCW Debtors; and

•                       All of the ATCW Debtors act from the same business location in Dallas, Texas with regard to many of their critical business functions.

51.                                 The cost of disentangling the Estates, if it ever could be accomplished, is not simply the out-of-pocket expenses to pay the accountants, lawyers, and other professionals, who would have to reconstruct years of financial data and litigate significant intercreditor disputes regarding the validity of intercompany claims.  It also includes the enormous employee resources that would have to be devoted to the effort, detracting from business operations, as well as the incalculable diminution of enterprise value that likely would result from a protracted chapter 11 case.

52.                                 The Bankruptcy Court further concludes that a substantial portion of creditors dealt with the ATCW Debtors as a single economic unit and did not rely on the separate identity of any particular ATCW Debtor entity in extending credit.  Accordingly, both prongs of the Augie/Restivo test have been satisfied in these cases, with respect to the ATCW Debtors.

53.                                 The benefits of substantive consolidation far outweigh any possible harm to creditors.  Accordingly, use of substantive consolidation as an equitable remedy is appropriate in this case.

(k)                                The Compromise and Settlement Under the Plan

54.                                 The Plan’s provision for the Compromise and Settlement (as defined in the Disclosure Statement) is authorized by section 1123(b)(3) of the Bankruptcy Code and is appropriate.  Due notice of the Compromise and Settlement and the hearing to be held thereon has been given and all parties in interest have had an opportunity to appear and be heard with respect thereto.

55.                                 The Bankruptcy Court is required to make an independent determination of the fairness to the Debtors and their Estates of the Compromise and Settlement embodied in the Plan.  See, e.g., Protective Comm. for Indep. Stockholders of TMT Trailer Ferry, Inc. v. Anderson, 390 U.S. 414, 424 (1968); In re W.T. Grant Co., 699 F.2d 599, 605-06 (2d Cir. 1983).

56.                                 In approving the Compromise and Settlement, the Bankruptcy Court has considered, among other things:

•                       the balance of the likelihood of success of claims asserted by the claimants against the likelihood of success of the defense or counterclaims possessed by the Debtors and other parties in interest;

•                       the balance of the likelihood of success of claims asserted by the Debtors and other parties in interest against the likelihood of success of the defenses or counterclaims possessed by the claimants;

•                       the complexity, cost, and delay of litigation that would result in the absence of the Compromise and Settlement;

•                       whether any creditor of the Debtors or other party in interest has objected to the Compromise and Settlement, the resolution of all objections to the Compromise and Settlement that were filed, and the acceptance of the Plan by a substantial majority of the Holders of Claims; and

•                       the fact that the Plan, which gives effect to the Compromise and Settlement, is the product of extensive arm’s-length and good faith negotiations between and among the Debtors, the Senior Lenders, the Creditors Committee and the ATI Note Trustee.

See, e.g., W.T. Grant Co., 699 F.2d; In re Drexel Burnham Lamberg Group, Inc., 134 B.R. 493 (Bankr. S.D.N.Y. 1991); In re Texaco Inc., 84 B.R. 893, 902 (Bankr. S.D.N.Y. 1988).

57.                                 Approval of a settlement does not require a “mini-trial” on the merits.  See also In re Purofied Down Products Corp., 150 B.R. 519, 522 (S.D.N.Y. 1993) (“the court need not conduct a ‘mini-trial’  to determine the merits of the underlying litigation”).  In determining whether to approve a proposed settlement, a bankruptcy court need not decide the numerous issues of law and fact raised by the settlement, but rather, should “canvass the issues and see whether the settlement ‘fall[s] below the lowest point in the range of reasonableness.’”  W.T. Grant Co., 699 F.2d at 608 (quoting Newman v. Stein, 464 F.2d 689, 693 (2d Cir. 1972)).

58.                                 In assessing the fairness of a compromise or settlement embodied in a plan of reorganization, the court does not have to be convinced that the compromise or settlement is the best possible agreement or that the parties have maximized their recovery.  Nellis v. Shugrue,

165 B.R. 115, 123 (S.D.N.Y. 1994).  Further, the Court is not required to assess the minutia of each and every claim being compromised.  Id.

59.                                 Under the circumstances, the Compromise and Settlement is reasonable, fair and equitable and in the best interest of the Debtors, their Estates and their Creditors.

60.                                 Under the circumstances, the Compromise and Settlement falls within the range of reasonableness, provides for the resolution of several complex litigations that would likely implicate multiple appeals, and is fair and equitable and in the best interest of the Debtors, their Estates, and their creditors and equity interest holders.  The Compromise and Settlement has been negotiated at arm’s-length and has been entered into in good faith.  The Compromise and Settlement avoids costly and time-consuming litigation, paving the way toward achieving a successful reorganization of the Debtors.  The avoidance of long and complicated litigation is one of the principal rationales for debtors entering into settlements with creditors.  See In re Baldwin United Corp., 43 B.R. 888 (Bankr. S.D. Ohio 1984).

61.                                 The Compromise and Settlement removes substantial impediments to a prompt emergence from chapter 11 and reflects a reasonable balance of the risk and expense of litigation against the benefits of early resolution of the disputes and issues.  In re Teletroncis Servs., Inc. 762 F.2d 185, 188-89 (2d Cir. 1985); In re W.T. Grant Co., 699 F.2d at 608; In re Int’l Distrib. Ctrs., Inc., 103 B.R. at 423.  Furthermore, under the circumstances, the Compromise and Settlement is above the lowest point in the range of reasonableness and is an exercise of the Debtors’ sound business judgment.

62.                                 Pursuant to sections 105 and 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a), the settlements and compromises set forth in the Plan (as described in Section V.2 of the Disclosure Statement) are approved in their entirety as integral parts of the

Plan and are fair, equitable, reasonable and in the best interests of the Debtors and their respective estates and the Holders of Claims under the circumstances.

(l)                                    The Releases and Exculpation Under the Plan

63.                                 The following releases set forth in Article X of the Plan, as modified hereby, are hereby approved and authorized in their entirety:

(A)                             AS OF THE INITIAL EFFECTIVE DATE, THE DEBTORS AS DEBTORS IN POSSESSION, WILL BE DEEMED TO FOREVER RELEASE, WAIVE AND DISCHARGE ALL CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION AND LIABILITIES (OTHER THAN THE RIGHTS OF THE DEBTORS OR ATLT TO ENFORCE THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES AND OTHER AGREEMENTS OR DOCUMENTS DELIVERED HEREUNDER) WHETHER DIRECT OR DERIVATIVE, LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, DISPUTED OR UNDISPUTED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE INITIAL EFFECTIVE DATE IN ANY WAY RELATING TO THE RESTRUCTURING OF THE DEBTORS, THE CHAPTER 11 CASES, THE PLAN, OR THE DISCLOSURE STATEMENT, AND THAT COULD HAVE BEEN ASSERTED BY OR ON BEHALF OF THE DEBTORS, OR THEIR ESTATES AGAINST (A) THE CURRENT REPRESENTATIVES, DIRECTORS, OFFICERS AND EMPLOYEES OF THE DEBTORS AND THE DEBTORS’ AGENTS, ADVISORS AND PROFESSIONALS, IN EACH CASE IN THEIR CAPACITY AS SUCH, (B) THE HOLDERS OF ATI NOTE CLAIMS AND THE ATI NOTE TRUSTEES, IN EACH CASE IN THEIR CAPACITY AS SUCH, (C) THE HOLDERS OF ATCW UNSECURED CLAIMS, IN EACH CASE IN THEIR CAPACITY AS SUCH, (D) THE HOLDERS OF ATI UNSECURED CLAIMS, IN EACH CASE IN THEIR CAPACITY AS SUCH, (E)THE HOLDERS OF THE SENIOR LENDER CLAIMS IN THEIR CAPACITY AS SUCH, AND (F) THE CREDITORS COMMITTEE AND THE ADVISORS AND ATTORNEYS FOR THE CREDITORS COMMITTEE, IN EACH CASE IN THEIR CAPACITY AS SUCH; PROVIDED, HOWEVER, NOTHING IN SECTION 10.5 OF THE PLAN SHALL  (I) BE CONSTRUED TO RELEASE OR EXCULPATE ANY PERSON OR ENTITY FROM FRAUD, GROSS NEGLIGENCE, WILLFUL MISCONDUCT, MALPRACTICE, CRIMINAL CONDUCT, UNAUTHORIZED USE OF CONFIDENTIAL INFORMATION THAT CAUSES DAMAGES OR FOR PERSONAL GAIN,

OR ULTRA VIRES ACTS OR (II) LIMIT THE LIABILITY OF THE PROFESSIONALS OF THE DEBTORS, THE REORGANIZED SUBSIDIARIES, REORGANIZED STFI, OR THE CREDITORS COMMITTEE TO THEIR RESPECTIVE CLIENTS PURSUANT TO DR6-102 OF THE CODE OF PROFESSIONAL RESPONSIBILITY; AND, PROVIDED, FURTHER, THAT NOTHING IN SECTION 10.5 OF THE PLAN SHALL RELEASE THE OBLIGATION OF ANY DIRECTORS AND OFFICERS OF THE DEBTORS UNDER ANY LOANS DUE AND OWING BY SUCH PARTY TO THE DEBTORS.

(B)                                ON THE INITIAL EFFECTIVE DATE, IN CONSIDERATION FOR THE OBLIGATIONS OF THE DEBTORS UNDER THE PLAN, AND OTHER CONTRACTS, INSTRUMENTS, RELEASES, AGREEMENTS OR DOCUMENTS TO BE DELIVERED IN CONNECTION WITH THE PLAN, EACH PERSON WHO, DIRECTLY OR INDIRECTLY, IS ENTITLED TO RECEIVE A DISTRIBUTION UNDER THE PLAN, INCLUDING PERSONS ENTITLED TO RECEIVE A DISTRIBUTION VIA AN ATTORNEY, AGENT, INDENTURE TRUSTEE, OR SECURITIES INTERMEDIARY, SHALL BE DEEMED TO FOREVER RELEASE, WAIVE AND DISCHARGE ALL CLAIMS, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES, WHETHER DIRECT OR DERIVATIVE, LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, DISPUTED OR UNDISPUTED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT OR OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE INITIAL EFFECTIVE DATE IN ANY WAY RELATING TO THE RESTRUCTURING OF THE DEBTORS, THE CHAPTER 11 CASES, THE PLAN OR THE DISCLOSURE STATEMENT AGAINST (A) THE CURRENT REPRESENTATIVES, DIRECTORS, OFFICERS AND EMPLOYEES OF THE DEBTORS AND THE DEBTORS’ AGENTS, ADVISORS AND PROFESSIONALS, IN EACH CASE IN THEIR CAPACITY AS SUCH; PROVIDED, HOWEVER, THAT TO THE EXTENT ANY OF THE CURRENT DIRECTORS AND OFFICERS OF THE DEBTORS WAIVE THEIR RESPECTIVE CLAIMS FOR INDEMNIFICATION AGAINST THE DEBTORS, THEN SUCH PARTIES SHALL RECEIVE A GENERAL RELEASE FROM ANY AND ALL CAUSES OF ACTION AGAINST THEM AS SUCH CAUSES OF ACTION RELATED TO THEIR OBLIGATIONS, RESPONSIBILITIES OR ACTIONS WITH OR IN CONNECTION WITH THE DEBTORS; (B) THE HOLDERS OF ATI NOTE CLAIMS AND THE ATI NOTE TRUSTEES, IN EACH CASE IN THEIR CAPACITY AS SUCH, (C) THE HOLDERS OF ATCW UNSECURED CLAIMS, IN EACH CASE IN THEIR CAPACITY AS SUCH, (D) THE HOLDERS OF ATI UNSECURED CLAIMS, IN EACH CASE IN THEIR CAPACITY AS SUCH, (E)THE HOLDERS OF THE

SENIOR LENDER CLAIMS IN THEIR CAPACITY AS SUCH, AND (F) THE CREDITORS COMMITTEE AND THE ADVISORS AND ATTORNEYS FOR THE CREDITORS COMMITTEE, IN EACH CASE IN THEIR CAPACITY AS SUCH; PROVIDED, HOWEVER, NOTHING IN SECTION 10.6 OF THE PLAN SHALL  (I) BE CONSTRUED TO RELEASE OR EXCULPATE ANY PERSON OR ENTITY FROM FRAUD, GROSS NEGLIGENCE, WILLFUL MISCONDUCT, MALPRACTICE, CRIMINAL CONDUCT, UNAUTHORIZED USE OF CONFIDENTIAL INFORMATION THAT CAUSES DAMAGES OR FOR PERSONAL GAIN, OR ULTRA VIRES ACTS OR (II) LIMIT THE LIABILITY OF THE PROFESSIONALS OF THE DEBTORS, THE REORGANIZED SUBSIDIARIES, REORGANIZED STFI, OR THE CREDITORS COMMITTEE TO THEIR RESPECTIVE CLIENTS PURSUANT TO DR6-102 OF THE CODE OF PROFESSIONAL RESPONSIBILITY.

(C)                                ON THE INITIAL EFFECTIVE DATE, IN CONSIDERATION FOR THE CASH AND XO COMMON STOCK TO BE PROVIDED UNDER THE PURCHASE AGREEMENT, (A) BUYER, ITS AFFILIATES (AS DEFINED IN THE PURCHASE AGREEMENT) AND ALL OF BUYER’S DIRECT AND INDIRECT SUBSIDIARIES, (B) BUYER’S AND ALL OF BUYER’S AFFILIATES’ (AS DEFINED IN THE PURCHASE AGREEMENT) AND ALL OF BUYER’S DIRECT AND INDIRECT SUBSIDIARIES’ MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS, PARTNERS, REPRESENTATIVES (AS DEFINED IN THE PURCHASE AGREEMENT), CONSULTANTS, ATTORNEYS, ACCOUNTANTS, EXPERTS, FINANCIAL ADVISORS, INVESTMENT BANKERS, DEALER-MANAGERS, PLACEMENT AGENTS, AND AGENTS (IN THEIR RESPECTIVE CAPACITIES AS SUCH), AND (C) SUCH OTHER PARTIES RELATED TO BUYER AND BUYER’S AFFILIATES (AS DEFINED IN THE PURCHASE AGREEMENT) AND BUYER’S DIRECT AND INDIRECT SUBSIDIARIES TO WHICH SECTION 10.8 OF THE PLAN APPLIES (IN THEIR RESPECTIVE CAPACITIES AS SUCH), ARE RELEASED FROM ALL CLAIMS, CAUSES OF ACTION, AND OTHER ASSERTIONS OF LIABILITY OF ANY PERSON OR ENTITY, INCLUDING WITHOUT LIMITATION, THE DEBTORS, WHETHER DIRECTLY, INDIRECTLY, DERIVATIVELY, CONTRACTUALLY, STATUTORILY, AND/OR OTHERWISE BASED ON ANY ACTIONS TAKEN OR NOT TAKEN, OR ON ANY OTHER MATTER OR CIRCUMSTANCE WHATSOEVER OCCURRING, ON OR PRIOR TO THE INITIAL EFFECTIVE DATE, RELATING TO THE DEBTORS, THE DEBTORS’ BUSINESS, THE CHAPTER 11 CASES, THE PLAN OR DISCLOSURE STATEMENT; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL RELIEVE BUYER OF ITS OBLIGATIONS UNDER THE PURCHASE AGREEMENT;  AND PROVIDED, FURTHER, THAT NOTHING IN SECTION 10.7 OF THE PLAN SHALL BE CONSTRUED AS A RELEASE OF ANY ENTITY’S FRAUD, GROSS NEGLIGENCE, MALPRACTICE, CRIMINAL CONDUCT OR WILLFUL

MISCONDUCT, UNAUTHORIZED USE OF CONFIDENTIAL INFORMATION THAT CAUSES DAMAGES OR FOR PERSONAL GAIN OR LIMIT THE LIABILITY OF THE PROFESSIONALS OF THE BUYER TO ITS CLIENT PURSUANT TO DR6-102 OF THE CODE OF PROFESSIONAL RESPONSIBILITY.  IN NO EVENT SHALL BUYER HAVE ANY LIABILITY OR OBLIGATION FOR ANY CLAIM OR EQUITY INTEREST IN THE DEBTORS ARISING PRIOR TO THE INITIAL EFFECTIVE DATE, OTHER THAN THE ASSUMED LIABILITIES.

(D)                                EXCEPT AS PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, NONE OF THE DEBTORS, THE BUYER, THE HOLDERS OF ATI NOTE CLAIMS, THE ATI NOTE TRUSTEES, THE HOLDERS OF THE SENIOR LENDER CLAIMS, THE CREDITORS COMMITTEE NOR THE INDIVIDUAL MEMBERS THEREOF, NOR ANY OF THEIR RESPECTIVE PRESENT OR FORMER MEMBERS, REPRESENTATIVES, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, ADVISORS, ATTORNEYS OR AGENTS ACTING IN SUCH CAPACITY, SHALL HAVE OR INCUR ANY LIABILITY TO, OR BE SUBJECT TO ANY RIGHT OF ACTION BY, ANY HOLDER OF A CLAIM OR AN EQUITY INTEREST, OR ANY OTHER PARTY IN INTEREST, OR ANY OF THEIR RESPECTIVE AGENTS, DIRECT OR INDIRECT SHAREHOLDERS, EMPLOYEES, REPRESENTATIVES, FINANCIAL ADVISORS, ATTORNEYS OR AFFILIATES, OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS, FOR ANY ACT OR OMISSION IN CONNECTION WITH, RELATING TO, OR ARISING OUT OF, THE CHAPTER 11 CASES, THE PURSUIT OF CONFIRMATION OF THE PLAN, THE CONSUMMATION OF THE PLAN, OR THE ADMINISTRATION OF THE PLAN OR THE PROPERTY TO BE DISTRIBUTED UNDER THE PLAN, EXCEPT FOR THEIR WILLFUL MISCONDUCT, CRIMINAL CONDUCT, MISUSE OF CONFIDENTIAL INFORMATION THAT CAUSES DAMAGES OR FOR PERSONAL GAIN, FRAUD, ULTRA VIRES ACTS OR GROSS NEGLIGENCE, AND IN ALL RESPECTS SHALL BE ENTITLED TO RELY REASONABLY UPON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND RESPONSIBILITIES UNDER THE PLAN; PROVIDED, HOWEVER, THAT NOTHING IN THE PLAN OR THE CONFIRMATION ORDER SHALL RELIEVE THE DEBTORS OR THE BUYER FROM THEIR RESPECTIVE OBLIGATIONS UNDER THE PURCHASE AGREEMENT OR UNDER THE PLAN.

64.                                 The following injunctions set forth in Section 10.10 of the Plan, as modified hereby, are hereby approved and authorized in their entirety:

(E)                                  ALL INJUNCTIONS OR STAYS PROVIDED FOR IN THE CHAPTER 11 CASES PURSUANT TO SECTIONS 105 AND 362 OF THE

BANKRUPTCY CODE OR OTHERWISE AND IN EFFECT ON THE CONFIRMATION DATE, SHALL REMAIN IN FULL FORCE AND EFFECT, PURSUANT TO SECTION 350(A) OF THE BANKRUPTCY CODE, UNTIL THE EARLIEST OF (A) THE TIME THE CHAPTER 11 CASES ARE CLOSED, (B) THE TIME THE CHAPTER 11 CASES ARE DISMISSED, OR (C) THE TIME A DISCHARGE IS GRANTED OR DENIED.  EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, ALL PERSONS OR ENTITIES THAT HAVE HELD, HOLD OR MAY HOLD CLAIMS AGAINST OR EQUITY INTERESTS IN THE DEBTORS (OTHER THAN RIGHTS UNDER THE PURCHASE AGREEMENT) ARE, AS OF THE EFFECTIVE DATE (I) PERMANENTLY ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST THE ESTATES OR ANY OF THEIR PROPERTIES ON ACCOUNT OF ANY SUCH CLAIMS OR EQUITY INTERESTS AND (II) PERMANENTLY ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST ANY OF THE DEBTORS, THE REORGANIZED SUBSIDIARIES, REORGANIZED STFI, OR THEIR PROPERTY OR ASSETS ON ACCOUNT OF SUCH CLAIMS OR EQUITY INTERESTS: (A) COMMENCING, CONDUCTING OR CONTINUING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY SUIT, ACTION OR OTHER PROCEEDING; (B) ENFORCING, LEVYING, ATTACHING, COLLECTING OR OTHERWISE RECOVERING IN ANY MANNER OR BY ANY MEANS, WHETHER DIRECTLY OR INDIRECTLY, ANY JUDGMENT, AWARD, DECREE OR ORDER ; (C) CREATING, PERFECTING OR ENFORCING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY LIEN; (D) ASSERTING ANY SETOFF, RIGHT OF SUBROGATION OR RECOUPMENT OF ANY KIND, DIRECTLY OR INDIRECTLY, AGAINST ANY DEBT, LIABILITY OR OBLIGATION DUE TO THE DEBTORS; AND (E) PROCEEDING IN ANY MANNER IN ANY PLACE WHATSOEVER THAT DOES NOT CONFORM TO OR COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN OR THE PURCHASE AGREEMENT.  NOTWITHSTANDING THIS SECTION, THE SET OFF RIGHTS OF ANY HOLDERS OF ALLOWED CLAIMS ARE PRESERVED TO THE EXTENT OF APPLICABLE LAW.

(F)                                  NOTWITHSTANDING ANY PROVISION CONTAINED HEREIN OR ANY PROVISION IN ANY DOCUMENTS INCORPORATING OR IMPLEMENTING IN ANY MANNER THE PLAN TO THE CONTRARY, NOTHING IN THIS PLAN AND THE TRANSACTIONS APPROVED HEREBY IS INTENDED TO OR SHALL RELEASE ANY NON-DEBTOR OF ANY LIABILITIES OR OBLIGATIONS TO THE UNITED STATES OF AMERICA OR ITS AGENCIES OR SUBDIVISIONS (THE “UNITED STATES”), NOR SHALL IT ENJOIN OR BAR ANY CLAIM BY THE UNITED STATES AGAINST ANY NON-DEBTOR (INCLUDING, BUT NOT LIMITED TO, ANY PRESENT OR FORMER EMPLOYEE, AGENT, OFFICER, DIRECTOR, OR PRINCIPAL OF ANY DEBTOR OR NON-

DEBTOR).

65.                                 The assumption, assumption and assignment or assignment of the Assumed/Assigned Contracts by the Debtors party thereto and the rejection of certain executory contracts and unexpired leases as reflected in Schedules 1, 2, 3 and 4 of the Plan (as modified hereby) or in accordance with the terms of the Purchase Agreement or Section 6.1(a) of the Plan, including as reflected in further modifications to the treatment and designations of executory contracts and leases on such schedules as have been agreed to in writing between the Debtors and XO, are hereby approved and authorized in accordance with section 365 of the Bankruptcy Code, subject to any rights of the nondebtor parties to such contracts reserved in such writing between the Debtors and XO, and the Debtors are authorized and directed to pay to the counter parties to such Assumed/Assigned Contracts on or after the Initial Effective Date all cure amounts and other amounts owed pursuant to such Assumed/Assigned Contracts.

66.                                 EXCEPT AS OTHERWISE SET FORTH IN THE PLAN OR HEREIN, THE CONFIRMATION ORDER SHALL PERMANENTLY ENJOIN THE COMMENCEMENT OR PROSECUTION BY ANY ENTITY, WHETHER DIRECTLY, DERIVATIVELY OR OTHERWISE, OF ANY ACTIONS, CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES RELEASED PURSUANT TO THE PLAN (AS MODIFIED BY THIS CONFIRMATION ORDER), INCLUDING BUT NOT LIMITED TO THE CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES RELEASED OR SUBJECT TO EXCULPATION PURSUANT TO THE TERMS OF THE PLAN (AS MODIFIED BY THIS CONFIRMATION ORDER).

I.                                         Consummation

67.                                 The substantial consummation of the Plan, within the meaning of section 1127 of the Bankruptcy Code, shall be, and hereby is, deemed to mean the occurrence of the close of the Initial Effective Date.

68.                                 The consummation of the Plan shall not constitute a change of ownership or change in control (except as may otherwise be provided in the Purchase Agreement), as such terms are used in any employment, severance or termination agreement in effect on the Initial Effective Date and to which any of the Debtors is a party or under any applicable law of any applicable Governmental Entity.

J.                                      Failure to Consummate the Plan

69.                                 In accordance with section 9.3 of the Plan, if the Initial Effective Date of the Plan does not occur on or have been waived or before the date that is one (1) year after the Confirmation Date, subject to the terms and conditions of the Purchase Agreement (including, without limitation, the Early Closing Election (as defined in the Purchase Agreement) rights of the Buyer thereunder), then (a) the Confirmation Order shall be vacated, (b) no Distributions under the Plan shall be made, (c) the Debtors (with respect to their rights in connection with Claims and Equity Interests) and all Holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Order had never been entered, provided, however, that such restoration shall not affect in any way whatsoever the Sale Transaction, shall not restore any Interests (as defined in the Sale Order) held by any Entity against the Acquired Assets and shall not affect the assumption, assumption and assignment and assignment of any Assumed/Assigned Contracts or the cure amounts associated with such assumption, assumption and assignment and assignment; and (d) the Debtors’ obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any Person or Entity or to prejudice in any manner the rights of the Debtors or any Person or Entity in any further proceedings involving the Debtors.

K.                                    Retention of Jurisdiction

70.                                 Notwithstanding the entry of the Confirmation Order and the occurrence of the Initial Effective Date, the Bankruptcy Court shall retain jurisdiction of all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

(i)                                     To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of cure amounts and Claims resulting therefrom;

(ii)                                  To hear and determine the allowance of Claims arising out of or relating to Utility Services and Tariff Services;

(iii)                               To hear and determine any and all adversary proceedings, applications and contested matters;

(iv)                              To hear and determine any objections to Administrative Expense Claims, or any objections to or requests to estimate, any Claims;

(v)                                 To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

(vi)                              To issue such orders in aid of execution and consummation of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

(vii)                           To consider any amendments to, or modifications of, the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including without limitation, the Confirmation Order or in the Plan;

(viii)                        To hear and determine all applications for compensation and reimbursement of expenses of Professionals under sections 328, 330, 331 and 503(b) of the Bankruptcy Code;

(ix)                                To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan, any documents contained in the Plan Supplement, the Purchase Agreement and the Confirmation Order;

(x)                                   To hear and determine disputes involving ATLT;

(xi)                                To hear and determine disputes involving the Purchase Agreement;

(xii)                             To recover all assets of the Debtors and property of the Debtors’ Estates, wherever located;

(xiii)                          To hear and determine all Avoidance Actions and Causes of Action which may be brought by ATLT;

(xiv)                         To hear and determine all disputes relating to Section 10.12 of the Plan including, but not limited to, disputes relating to the validity and enforcement of Buyer’s liens on the Non-Transferred Assets and the entering, implementing, and/or enforcing of such orders and/or injunctions as may be appropriate hereunder.  Buyer shall have standing to assert claims or actions which are in any way related to or arising out of or based on or in any way connected with this provision, the Plan (including without limitation, Section 10.12 of the Plan) and the Purchase Agreement.

(xv)                            To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

(xvi)                         To hear and determine matters concerning the Disputed Claims Reserve;

(xvii)                      To hear any other matter not inconsistent with the Bankruptcy Code; and

(xviii)                   To enter a final decree closing the Chapter 11 Cases.

71.                                 Notwithstanding any provision contained herein or in the Plan or any provision in any documents incorporating or implementing in any manner the Plan to the contrary, nothing in the Plan and the transactions approved hereby affects, alters or modifies the Federal Communication Commission’s (the “FCC”) regulatory jurisdiction to grant or deny any applications for regulatory approval that may be required in connection with the Plan.  Nor shall any provision contained herein or in any documents incorporating or implementing the Plan be construed to relieve the Debtors or any other Person or Entity of their obligation to comply with any applicable laws or regulations administered by the FCC, including section 214 of the Federal Communications Act and the FCC’s regulations promulgated thereunder.

72.                                 Notwithstanding any provision providing the Bankruptcy Court with exclusive jurisdiction over various matters or otherwise to the contrary contained in this Confirmation Order, in the Plan or in any document incorporating or implementing in any manner the Plan, all Persons shall reserve their rights as to whether any dispute concerning (a) any Administrative Expense Claim asserted by any Utility Company or other telecommunications vendor against the Debtors, (b) any claim by the Debtors or Reorganized STFI regarding any charges or other amounts allegedly owed to them by any such Utility Company or other telecommunications vendor arising on or after the Commencement Date, or (c) any other dispute involving Tariff Services or Utility Services provided by such a Utility Company or other telecommunications vendor, or involving services or facilities rendered by the Debtors, or Reorganized STFI by such a Utility Company or other telecommunications vendor, should be resolved by the Bankruptcy Court or, instead, by any other court or regulatory body or in any other forum, provided, however, that nothing in this decretal paragraph shall affect any provisions of this Order relating to or otherwise affecting the Reorganized Subsidiaries or Buyer.

L.                                     Payment of Statutory Fees

73.                                 All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid by the Debtors on or before the Initial Effective Date.

M.                                  Exemption from Stamp Taxes

74.                                 Pursuant to section 1146(c) of the Bankruptcy Code: (a) the issuance, Distribution, transfer or exchange of any debt, equity security or other interest of the Debtors; (b) the creation, modification, consolidation or recording of any mortgage, deed of trust or other security interest, the securing of additional indebtedness by such or other means; (c) the making, assignment or recording of any lease or sublease; or (d) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments or other instruments of transfer executed in connection with any transactions arising out of, contemplated by or in any way related to the Plan, the Purchase Agreement or this Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the appropriate State or local government officials or agents shall be, and hereby are, directed to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.  The Bankruptcy Court specifically retains jurisdiction to enforce the foregoing direction, by contempt or otherwise.

N.                                    References to Plan Provisions

75.                                 The failure specifically to include or to refer to any particular article, section or provision of the Plan, or any related agreement relating to the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such article, section or provision, it being the intent of the Bankruptcy Court that the Plan be confirmed, and such related agreements be approved in their entirety.

O.                                   Post-Confirmation Notices and Bar Dates

(a)                                  Notice of Entry of the Confirmation Order

76.                                 In accordance with Fed. R. Bankr. P. 2002 and 3020(c), within five (5) business days of the date of entry of this Confirmation Order, the Debtors (or their agents) shall give notice of the entry of this Confirmation Order, in substantially the form of Exhibit B annexed hereto (the “Notice of Confirmation”) by United States mail, first class postage prepaid, by hand, or by overnight courier service to all parties having been served with the Confirmation Hearing Notice; provided, however, that no notice or service of any kind shall be required to be mailed or made upon any person to whom the Debtors mailed a Confirmation Hearing Notice, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such person, or are otherwise aware, of that person’s new address. To supplement the notice described in the preceding sentence, within fifteen days of the date of this Confirmation Order the Debtors shall publish Notice of Confirmation once each in the national edition of The Wall Street Journal and The New York Times.  The Notice of Confirmation shall have the effect of an order of the Bankruptcy Court, shall constitute sufficient notice of the entry of this Confirmation Order to such filing and recording officers, and shall be a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law.

77.                                 Mailing and publication of the Notice of Confirmation in the time and manner set forth in the preceding paragraph are good and sufficient under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c), and no further notice is necessary.

(b)                                  Bar Date for Requests for Administrative Claims

78.                                 All requests for administrative expenses pursuant to section 503 of the Bankruptcy Code must be filed with Bankruptcy Management Corporation, the Debtors’ claims agent, within forty-five (45) days after the date of the Initial Effective Date.

(c)                                  Final Fee Applications

79.                                 Holders of Professional Fee Claims shall file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Initial Effective Date by no later than the date that is forty-five (45) days after the Initial Effective Date.

80.                                 Each Professional Fee Claim shall comply with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules and the Local Bankruptcy Rules, and shall set forth, among other things, in reasonable detail; (i) the name and address of the applicant; (ii) the nature of the Professional Fee Claim for which reimbursement is requested for all periods from the date the particular applicant was retained through the Confirmation Date; (iii) the amount of the Professional Fee Claim requested; (iv) the amounts of Professional Fee Claim previously allowed by the Bankruptcy Court, if any; and (v) the amount or amounts of payments made to date, if any, by the Debtors to reduce such allowed amount.  Notwithstanding anything to the contrary contained herein, neither the Buyer nor any of the Reorganized Subsidiaries shall be liable for any Professional Fee Claims.

81.                                 No applications need be filed for compensation and reimbursement by a professional person for services rendered or expenses incurred on or after the Initial Effective Date, and such compensation and reimbursement may be paid by the ATLT in accordance with ordinary business practices and without order of the Bankruptcy Court.  Notwithstanding anything to the contrary contained herein, neither the Buyer nor any of the Reorganized Subsidiaries shall be liable for any of such services or expenses.

P.                                     Captions

82.                                 On the Confirmation Date, the Debtors shall use the caption with respect to the Debtors’ cases, in the form set forth in the Confirmation Support Exhibit.

Q.                                   Non-Material Changes

83.                                 Without limiting the generality of the foregoing, and without the need for a further order or authorization of the Bankruptcy Court, the Debtors and the Buyer, in

consultation with the Creditors Committee, shall be authorized and empowered to make non-material modifications to the exhibits comprising the Plan Supplement as in their reasonable business judgment may be necessary.

R.                                    Authorization to Consummate

84.                                 The Debtors are authorized to consummate the Plan at any time after the entry of this Confirmation Order subject to satisfaction or waiver (by the required parties) of the conditions precedent to effectiveness set forth in Article IX of the Plan.

S.                                     Final Confirmation Order

85.                                 This Confirmation Order is a final order and the period in which an appeal must be filed shall commence upon the entry hereof.

IT IS SO ORDERED.

Dated:	New York, New York
June 10, 2004

ROBERT D. DRAIN
HONORABLE ROBERT D. DRAIN
UNITED STATES BANKRUPTCY JUDGE